                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS
               (UPDATED OF THE FORMER "EMPLOYEES TRADING RULES")

I.   APPLICABILITY

This Code of Ethics establishes rules of conduct for "Access Persons" (as defined below) of Credit Suisse Asset Management Limited (hereafter "CSAM" or the "Company") and each U.S. registered investment company that adopts this Code ("Covered Fund") (CSAM and the Covered Funds are collectively referred to as the "Covered Companies"). For purposes of this Code, "Access Person" shall mean:

     - any "Advisory Person" -- any employee or officer of CSAM and any natural person in a control relationship to a Covered Company (except for a natural person who, but for his or her holdings in a Covered Fund, would not be considered an Advisory Person, unless he or she obtains information concerning recommendations made to the Covered Fund with regard to the purchase or sale of securities by the Covered Fund, in which case such person shall be considered an Advisory Person only with respect to the Covered Fund); or

     - any director, trustee or officer of a Covered Fund, whether or not such person is an Advisory Person, in which case such person shall be considered an Access Person only with respect to the Covered Fund.

For purposes of this Code:

     - the term "security" shall include any option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security;

     - the terms "purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security; and

     - all other terms shall have the same meanings as under the U.S. Investment Company Act of 1940 ("1940 Act") and Japanese Securities and Exchanges Law, unless indicated otherwise.

II.  STATEMENT OF GENERAL PRINCIPLES

In conducting personal investment activities, all Access Persons are required to act consistent with the following general fiduciary principles:

     - the interests of CSAM clients, including Covered Funds, must always be placed first, provided, however, that persons who are Access Persons only with respect to certain Covered Funds shall place the interests of such Covered Funds first;

          - all personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

          - Access Persons must not take inappropriate of their positions.

CSAM has a separate policy and procedures designed to detect and prevent insider trading, which should be read together with this Code. Nothing contained in this Code should be interpreted as relieving any Access Person from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure adopted by any Covered Company.

III. PROHIBITIONS

The following prohibitions and related requirements apply to Advisory Persons and/or Access Persons (as stated) and accounts in which they have "Beneficial Ownership" (as defined in Exhibit 1).

A. Short Term Trading. CSAM discourages Advisory Persons from short-term trading (i.e., PURCHASES AND SALES WITHIN A 60 DAY PERIOD), as such activity could be viewed as being in conflict with CSAM's general fiduciary principles. In no event, however, may an Advisory Person make a purchase and sale (or sale and purchase) of a security, including shares of Covered Funds and other U.S. registered investment companies (other than money market funds), within five "Business Days" (meaning days on which the New York Stock Exchange is open for trading). CSAM reserves the right to extend this prohibition period for the short-term trading activities of any or all Advisory Persons if CSAM determines that such activities are being conducted in a manner that may be perceived to be in conflict with CSAM's general fiduciary principles.

B. Side-by-Side Trading. No Access Person may purchase or sell (directly or indirectly) any security for which there is a "buy" or "sell" order pending for a CSAM client (except that this restriction does not apply to any Access Person who is neither an Advisory Person nor an officer of a Covered Fund, unless he or she knows, or in the ordinary course of fulfilling official duties with a Covered Fund should know, that there is a "buy" or "sell" order pending with respect to such security for a CSAM client), or that such Access Person knows (or should know) at the time of such purchase or sale:

          - is being considered for purchase or sale by or for any CSAM client;
or

          - is being purchased or sold by or for any CSAM client.

C. Blackout Periods. No Advisory Person may execute a securities transaction within five Business Days before and one Business Day after a transaction in that security for a CSAM client.

D. Public Offerings. No Advisory Person may directly or indirectly acquire Beneficial Ownership in any security in a public offering in the primary securities market.

E. Private Placements. No Advisory Person may directly or indirectly acquire or dispose of any Beneficial Ownership in any privately placed security without the express prior written approval of a supervisory person designated in
Section IX of this Code ("Designated Supervisory Person").

Approval will take into account, among other factors, whether the investment opportunity should be reserved for a CSAM client, whether the opportunity is being offered to the Advisory Person because of his or her position with CSAM or as a reward for past transactions and whether the investment creates or may in the future create a conflict of interest.

F. Short Selling. Advisory Persons are only permitted to engage in short selling for hedging purposes. No Advisory Person may engage in any transaction that has the effect of creating any net "short exposure" in an individual security.

G. Futures Contracts. No Advisory Person may invest in futures contracts, except through the purchase of options on futures contracts.

H. Options. No Advisory Person may write (i.e., sell) any options except for hedging purposes and only if the option is fully covered.

I. Trading, Hedging and Speculation in Credit Suisse Group Securities. Employees, officers and directors of CSAM may only hedge vested positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval of a Designated Supervisory Person.

J. Investment Clubs. No Advisory Person may participate in an "investment club" or similar activity.

K. Disclosure of Interest. No Advisory Person may recommend to or effect for any CSAM client any securities transaction without having disclosed his or her personal interest (actual or potential), if any, in the issuer of the securities, including without limitation:

   - any ownership or contemplated ownership of any privately placed securities of the issuer or any of its affiliates;

   - any employment, management or official position with the issuer or any of its affiliates;

   - any present or proposed business relationship between the Advisory Person and the issuer or any of its affiliates; and

   - any additional factors that may be relevant to a conflict of interest analysis.

Where the Advisory Person has a personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a CSAM client shall be subject to an independent review by a Designated Supervisory Person.

L. Gifts. No Advisory Person may seek or accept any gift of more than a de minimis value (APPROXIMATELY 10,000 YEN PER YEAR) from any person or entity that does business with or on behalf of a CSAM client, other than reasonable, business-related meals and tickets to sporting events, theater and similar activities. If any Advisory Person is unsure of the appropriateness of any gift, a Designated Supervisory Person should be consulted.

M. Directorships and Other Outside Business Activities. No Advisory Person may serve on the board of directors/trustees of any issuer without the express prior written approval of a Designated Supervisory Person. Approval will be based upon a determination that the board service would be consistent with the interests of CSAM clients. Where board service is authorized, Advisory Persons serving as directors will be isolated from those making investment decisions regarding the securities of that issuer through "informational barrier" or other procedures specified by a Designated Supervisory Person.

No Advisory Person may be employed (either for compensation or in a voluntary capacity) outside his or her regular position with CSAM or its affiliated companies without the written approval of a Designated Supervisory Person.

IV.  EXEMPT TRANSACTIONS

A.   Exemptions from Prohibitions.

          1. Purchases and sales of securities issued or guaranteed by the U.S./Japanese governments or any agencies or instrumentalities of the U.S./Japanese governments, municipal securities, and other non-convertible fixed income securities, which are in each case rated investment grade, are exempt from the prohibitions described in paragraphs C and D of Section III if such transactions are made in compliance with the preclearance requirements of Section V(C) below.

          2. Any securities transaction, or series of related transactions, which, because of the amount of securities involved and the market capitalization of the issuer, appear to present no reasonable likelihood of harm to, or conflict with, a CSAM Client, is exempt from the prohibition described in paragraph C of Section III if such transaction is made in compliance with the preclearance requirements of Section V(C) below.

          3. Purchases of listed/OTC equities based on a Automatic Equities Investment Plan based on the "RUITO" agreement are exempt from the prohibitions described in paragraphs C and D of Section III if the initial transaction is made in compliance with the preclearance requirements of
     Section V(C) below.

          4. Purchases and sales of securities of Japanese registered investment trusts issued by CSAM are exempt from the prohibitions described in paragraphs C and D of Section III if such transactions are made in compliance with the preclearance requirements of Section V(C) below.

B. Exemptions from Prohibitions and Preclearance. The prohibitions described in paragraphs B through E of Section III and the preclearance requirements of
Section V(C) shall not apply to:

     - purchases and sales of securities that are direct obligations of the U.S. governments;

     - purchases and sales of securities that are direct obligations of the Japanese governments;

     - purchases and sales of securities of U.S. registered open-end investment companies;

     - purchases and sales of securities of Japanese registered investment trusts, other than those issued by CSAML;

     - purchases and sales of bankers' acceptances, bank certificates of deposit, and commercial paper;

     -  purchases that are part of an automatic dividend reinvestment plan;

     - purchases and sales that are non-volitional on the part of either the Access Person or the CSAM client;

     - purchases and sales in any account maintained with a party that has no affiliation with the Covered Companies and over which no Advisory Person has, in the judgment of a Designated Supervisory Person after reviewing the terms and circumstances, direct or indirect influence or control over the investment or trading of the account; and

     - purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer.

     - purchases of securities whereby the acquisition is a result of an entity converting from a mutual ownership to a stock ownership.

     - purchases and sales of debt securities of the following U.S. government agencies or U.S. government sponsored enterprises, excluding any form of mortgage-backed securities: FFCB, FHLB, FHLMC, FNMA, GNMA, SBA and SLMA.

C. Further Exemptions. Express prior written approval may be granted by a Designated Supervisory Person if a purchase or sale of securities or other outside activity is consistent with the purposes of this Code and Section 17(j) of the 1940 Act and rules thereunder (attached as Attachment A is a form to request such approval). For example, a purchase or sale may be considered consistent with those purposes if the purchase or sale is not harmful to a CSAM client because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the CSAM client.

V. TRADING, PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES

A. Designated Investment Account. Any purchases or sales of securities should be implemented at the investment account of the designated securities brokers (hereafter the "Designated Investment Account", as defined below).

     -  Daiwa Securities Co., Ltd., Head Office
     -  Kokusai Securities Co., Ltd., Head Office
     -  Nikko Beans, Inc.

1. Request for opening the Designated Investment Account. Access Person who wishes to open the Designated Investment Account shall submit a "Designated Investment Account Opening Request Form" (Attachment G) to a Designated Supervisory Person. Access Person shall obtain the written approval from a Designated Supervisory Person.

2. Reporting. Copies of confirmations of all personal securities transactions and copies of periodic statements, including confirmations and statements for transactions and accounts described in Section IV(B) above (exempt from prohibitions and preclearance), shall be sent to a Designated Supervisory Person.

B. Non-Designated Investment Account. Purchases and sales of securities can be made at Non-Designated Investment Account, including an account at Credit Suisse First Boston in Switzerland. Access Person who wishes to open or maintain the Non-Designated Investment Account shall submit a "Request Form to Open/Maintain a Non-Designated Investment Account" (Attachment H) to Designated Supervisory Person. Access Person shall obtain the prior written approval from a Designated Supervisory Person. Investment at Non-Designated Investment Account shall apply to the Quarterly reporting in the Section V(D) below.

C. Preclearance. Except as provided in Section IV, before any Advisory Person purchases or sells any security for any account in which he or she has Beneficial Ownership, preclearance shall be obtained in writing from a Designated Supervisory Person (attached as Attachment B is a form to request such approval). If clearance is given for a purchase or sale and the transaction is not effected on that Business Day, a new preclearance request must be made.

D. Reporting.

1. Initial Certification. Within 10 days after the commencement of his or her employment with CSAM or his or her affiliation with any Covered Fund, each Access Person shall submit to a Designated Supervisory Person an initial certification in the form of Attachment C to certify that:

     - he or she has read and understood this Code of Ethics and recognizes that he or she is subject to its requirements; and

     - he or she has disclosed or reported all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and all accounts in which any securities are held for his or her direct or indirect benefit.

2. Annual Certification. In addition, each Access Person shall submit to a Designated Supervisory Person an annual certification in the form of Attachment D to certify that:

     - he or she has read and understood this Code of Ethics and recognizes that he or she is subject to its requirements;

     -  he or she has complied with all requirements of this Code of Ethics; and

     - he or she has disclosed or reported (a) all personal securities transactions for the previous year and (b) all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and accounts in which any securities are held for his or her direct or indirect benefit as of a date no more than 30 days before the annual certification is submitted.

Access Persons may comply with the initial and annual reporting requirements by submitting account statements and/or Attachment E to a Designated Supervisory Person within the prescribed periods. An Access Person who is not an Advisory Person is not required to submit initial or annual certifications, unless such Access Person is an officer of a Covered Fund.

Each Advisory Person shall annually disclose all directorships and outside business activities (attached as Attachment F is a form for such disclosure).

3. Quarterly Reporting. All Advisory Persons and each Access Person who is an officer of a Covered Fund shall also supply a Designated Supervisory Person, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts, including confirmations and statements for transactions and accounts described in Section IV(B) above (exempt from prohibitions and preclearance). Additionally, all Advisory Persons and each Access Person who is an officer of a Covered Fund shall also file a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance. This information must be supplied at least once per calendar quarter, within 10 days after the end of the calendar quarter.

Each Access Person who is neither an Advisory Person nor an officer of a Covered Fund is required to report a transaction only if he or she, at the time of that transaction, knew (or in the ordinary course of fulfilling official duties with a Covered Fund should have known) that during the 15-day period immediately before or after the date of the transaction the security such person purchased or sold was purchased or sold by the Covered Fund or was being considered for purchase or sale by the Covered Fund.

VI.  COMPLIANCE MONITORING AND SUPERVISORY REVIEW

A Designated Supervisory Person will periodically review confirmations from brokers to assure that all transactions effected by Access Persons for accounts in which they have Beneficial Ownership are in compliance with this Code and Rule 17j-1 under the 1940 Act.

Material violations of this Code and any sanctions imposed shall be reported for not less frequently than quarterly to the board of directors of each relevant Covered Fund and to the senior management of CSAM. At least annually, each Covered Company shall prepare a written report to the board of directors/trustees of each Covered Fund, and to the senior management of CSAM, that:

     - describes issues that have arisen under the Code since the last report, including, but not limited to, material violations of the Code or procedures that implement the Code and any sanctions imposed in reason to those violations; and

     - certifies that each Covered Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Material changes to this Code of Ethics must be approved by the Board of Directors of each Covered Fund no later than six months after the change is adopted. That approval must be based on a determination that the changes are reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Code and Rule 17j-1 under the 1940 Act. Board approval must include a separate vote of a majority of the independent directors.

VII. SANCTIONS

Upon discovering that an Access Person has not complied with the requirements of this Code, the senior management of the relevant Covered Company may impose on that person whatever sanctions are deemed appropriate, including censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment.


VIII. CONFIDENTIALITY

All information obtained from any Access Person under this Code shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

IX. FURTHER INFORMATION

The Designated Supervisory Persons are Kazuaki Hiroha and his designees in CSAM's legal and compliance department. Any questions regarding the Code of Ethics should be directed to a Designated Supervisory Person.

Dated: February 12, 2002

                                                                       EXHIBIT 1

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                       DEFINITION OF BENEFICIAL OWNERSHIP

The term "Beneficial Ownership" as used in the attached Code of Ethics is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Rule"). Under the Rule, a person is generally deemed to have Beneficial Ownership of securities if the person (directly or indirectly), through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" is generally defined in the Rule to mean the opportunity (directly or indirectly) to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule:

- in any securities held by members of the person's immediate family sharing the same household; the term "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships;

- a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

- a person's right to dividends that is separated or separable from the underlying securities;

- a person's interest in certain trusts; and

- a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.(1)

For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over management or policies, unless the power is solely the result of an official position with the company.

----------
(1) The term "derivative security" is defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security (or similar securities) with a value derived from the value of an equity security.

                                                                    ATTACHMENT A

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED
                                 CODE OF ETHICS

                             SPECIAL APPROVAL FORM

1. The following is a private placement of securities or other investment requiring special approval in which I want to acquire or dispose of Beneficial Ownership:

NAME OF PRIVATE
  SECURITY OR       DATE TO BE     AMOUNT TO      RECORD    PURCHASE      HOW ACQUIRED
    OTHER            ACQUIRED       BE HELD       OWNER      PRICE       (BROKER/ISSUER)
  INVESTMENT
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------


     Would this investment opportunity be appropriate for a CSAM client?

         Yes      No
     ---      ---


2.   I want to engage in the following outside business activity:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the Code of Ethics and (c) will comply with all reporting requirements of the Code.


------------------------------          ------------------------------
Signature                               Date


------------------------------
Print Name


   Approved
---
   Not Approved
---


------------------------------          ------------------------------
Designated Supervisory Person           Date

                                                                    ATTACHMENT B

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                       PERSONAL TRADING PRECLEARANCE FORM

This form should be filled out completely to expedite approval.

1.   Security:      ________________________________________

     Ticker:        ________________________________________

     ______ Purchase     _______ Sale

2.   Number of shares/bonds/units/contracts: ____________________________

3.   Account Name/Short name: ___________________________________________

4.   Brokerage Firm and Account Number: _________________________________

5. Why do you want to purchase or sell? Is this an opportunity appropriate for CSAM clients?

     ____________________________________________________________________

6. Are you aware of a CSAM Advisory Person who is buying or selling or who plans to buy or sell this security for his or her personal accounts or CSAM clients?

     ______ Yes     ______ No

     If yes, who?

     ____________________________________________________________________

7. If the amount is less than ______1000 shares, is the issuer market capitalization greater than $2.5 billion?

     ______ Yes     ______ No

I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the Code of Ethics and this trade otherwise complies with the Code, including the prohibition on investments in initial public offerings, and (c) will comply with all reporting requirements of the Code.


_____________________________________       _______________________________
Signature of Advisory Person                Date


____________________________________
Print Name


_____ Approved

_____ Not Approved


____________________________________        _______________________________
Designated Supervisory Person               Date - VALID THIS BUSINESS DAY ONLY.

                                                                    ATTACHMENT C

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                             INITIAL CERTIFICATION


I certify that:

* I have read and understood (1) the Code of Ethics, (2) the Compliance Manual for Credit Suisse Asset Management Limited, (3) the Global Compliance Policy Manual for Credit Suisse Asset Management, (4) the Credit Suisse Asset Management Limited Policy and Procedures Designed to Detect and Prevent Insider Trading, and (5) the Credit Suisse Group Code of Conduct and recognize that I am subject to their requirements (collectively the "Compliance Policies"); and

* I have disclosed or reported all personal securities holdings in which I had any direct or indirect Beneficial Ownership and accounts in which any securities were held for my direct or indirect benefit as of the date I commenced employment with CSAM or the date I became affiliated with a Covered Fund.

* I will (1) comply with all Compliance Policies, and (2) all of my activities and the activities of others under my direct supervision will comply with all Compliance Policies and relevant legal and regulatory requirements.




-----------------------------------     ---------------------------------------
Signature of Access Person              Date





------------------------------------
Print Name

                                                                    ATTACHMENT D

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION


I certify that:

* I have read and understood (1) the Code of Ethics, (2) the Compliance Manual for Credit Suisse Asset Management Limited, (3) the Global Compliance Policy Manual for Credit Suisse Asset Management, (4) the Credit Suisse Asset Management limited Policy and Procedures Designed to Detect and Prevent Insider Trading, and (5) the Credit Suisse Group Code of Conduct (collectively, the "Compliance Policies") and recognize that I am subject to their requirements;

* I have complied with all requirements of the Compliance Policies and all relevant legal and regulatory requirements in effect during the year ended December 31, 2____; and

* I have disclosed or reported all personal securities transactions for the year ended December 31, 2____ and all personal securities holdings in which I had any direct or indirect Beneficial Ownership and all accounts in which any securities were held for my direct or indirect benefit as of December 31, 2____ .

* all of my activities and the activities of others under my direct supervision have complied with all relevant legal and regulatory requirements and Compliance Policies in effect during the year ended December 31, 2____ .



___________________________________     _______________________________________
Signature of Access Person              Date





____________________________________
Print Name

                                                                    ATTACHMENT E

CREDIT SUISSE ASSET MANAGEMENT LIMITED - PERSONAL SECURITIES ACCOUNT DECLARATION
     ALL ACCESS PERSONS MUST COMPLETE EACH APPLICABLE ITEM (1,2,3 OR 4) AND
                                  SIGN BELOW.

1. The following is a list of securities/commodities accounts or open-ended mutual funds in which I have Beneficial Ownership:


         BROKER/DEALER                        ACCOUNT TITLE AND NUMBER
_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


2. The following is a list of securities/commodities accounts in which I had Beneficial Ownership that have been opened in the past year:


         BROKER/DEALER                        ACCOUNT TITLE AND NUMBER
_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________

   The following is a list of securities/commodities accounts in which I had Beneficial Ownership that have been closed in the past year:

         BROKER/DEALER                        ACCOUNT TITLE AND NUMBER
_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________

3. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) in which I have Beneficial Ownership (for securities held in accounts other than those disclosed in response to items 1 and 2):

NAME OF PRIVATE
  SECURITY OR
    OTHER            DATE      AMOUNT     RECORD    PURCHASE      HOW ACQUIRED
  INVESTMENT       ACQUIRED     HELD      OWNER      PRICE       (BROKER/ISSUER)
_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________

4. I do not have Beneficial Ownership in any securities/commodities (brokerage) accounts or otherwise have Beneficial Ownership of any securities or other instruments subject to the Code of Ethics. (Please initial.)

___________
Initials


I declare that the information given above is true and accurate:


________________________________________         __________________
Signature of Access Person                       Date

________________________________________
Print Name

                                                                    ATTACHMENT F

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                          OUTSIDE BUSINESS ACTIVITIES

Outside business activities include, but are not limited to, the following:

- self-employment;
- receiving compensation from another person or company;
- serving as an officer, director, partner, or consultant of another business organization (including a family owned company); and
- becoming a general or limited partner in a partnership or owning any stock in a business, unless the stock is publicly traded and no control relationship exists.

Outside business activities include serving with a governmental (federal, state or local) or charitable organization whether or not for compensation.

ALL ADVISORY PERSONS MUST COMPLETE AT LEAST ONE CHOICE (1 OR 2) AND SIGN BELOW.

1.  The following are my outside business activities:


    OUTSIDE BUSINESS         DESCRIPTION OF          APPROVED BY DESIGNATED
    ACTIVITY                 ACTIVITY                SUPERVISORY PERSON (YES/NO)
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2.  I am not involved in any outside business activities. (Please initial)

    ---------------
    Initials

I declare that the information given above is true and accurate:

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Signature of Advisory Person                 Date

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Print Name

                                                                   ATTACHMENT G

                 ______________________________________________
                 [ ]  Daiwa Securities Co., Ltd., Head Office
                 [ ]  Kokusai Securities Co., Ltd., Head Office
                 [ ]  Nikko Beans, Inc.
                 ______________________________________________


               DESIGNATED INVESTMENT ACCOUNT OPENING REQUEST FORM


Name (Print)___________________________________________________________________

Position and Department________________________________________________________

Office Tel._________________________________ Office Fax________________________

By signing below, the Signatory confirms that:

- All trading in this account will be strictly in accordance with the procedures and rules set forth in the Code of Ethics of the Company, which I have received and understood;
- The Company monitors the securities transaction on the below or separately listed securities accounts in order to ensure compliance with the Code of Ethics;
- The Company may fully or partially delegate such monitoring activity to another business unit or legal entity, including any of the domestic or foreign subsidiaries or branches, of the Credit Suisse Group.
- for the purpose of monitoring employee transactions only, authorisation, including the waiving of any applicable banking secrecy or confidentiality agreement, is hereby granted to any and all financial institutions with which the signatory has or will have securities accounts, and that such authorisation includes the right of direct access to the relevant information even if the monitoring is performed by another business unit or legal entity, including any of the domestic or foreign subsidiaries or branches, of the Credit Suisse Group;
- I understand that a circumvention of the Code of Ethics will lead to disciplinary and/or legal actions, including dismissal;
- I have to report immediately any developments or amendments with respect to my securities/banking relationships and submit a new form listing all existing and new securities/bank accounts;
- I agree to confirmations and statements (or duplicates) being sent directly from the securities company with which the Designated Investment Account is maintained to Legal and Compliance Department.
_______________________________________________________________________________
Signature                                                Date

_______________________________________________________________________________

_______________________________________________________________________________
LEGAL AND COMPLIANCE DEPARTMENT         EMPLOYEE'S DEPARTMENT HEAD
_______________________________________________________________________________

   [ ]  Confirmed                           [ ]  Confirmed

Signature                               Signature

_______________________________________ _______________________________________
Print Name                              Print Name

_______________________________________ _______________________________________

Date                                    Date

_______________________________________ _______________________________________

        ------ Followings are for Legal and Compliance Dept. use ------

                                                                  (Confirmed)
_______________________________________________________________________________
     ACCOUNT NO.     /


                                                             Date:
_______________________________________________________________________________

                                                                   ATTACHMENT H
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                       Request Form To Open/Maintain a
                      Non-Designated Investment Account
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Name (Print)

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Position and Department

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Office Tel.                            Office Fax
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By signing below, the Signatory confirms that:-

  - All trading in this account will be strictly in accordance with the procedures and rules set forth in the Code of Ethics of the Company, which I have received and understood;

  - The Company monitors the securities transaction on the below or separately listed bank/securities accounts in order to ensure compliance with the applicable Code of Ethics;

  - The Company may fully or partially delegate such monitoring activity to another business unit or legal entity, including any of the domestic or foreign subsidiaries or branches, of the Credit Suisse Group.

  - For the purpose of monitoring employee transactions only, authorisation, including the waiving of the applicable banking secrecy or confidentiality agreement, is hereby granted to any and all financial institutions of the Credit Suisse Group, and that such authorisation includes the right of direct access to the relevant information even if the monitoring is performed by another business unit or legal entity, including any of the domestic or foreign subsidiaries or branches, of the Credit Suisse Group;

  - with respect to all bank accounts in and outside the Credit Suisse Group, on which the relevant information cannot be accessed directly, I will provide all relevant documents (e.g. copies of transaction confirmations, statements etc.) with respect to any securities transactions executed by me;

  - I understand that a circumvention of the Employee Trading Rules will lead to disciplinary and/or legal actions, including dismissal;

  - I have to report immediately any developments or amendments with respect to my securities/banking relationships and submit a new form listing all existing and new bank accounts;



I AGREE TO SEND CONFIRMATIONS AND STATEMENTS (OR DUPLICATES) FROM THE SECURITIES COMPANY WITH WHICH MY ACCOUNT IS MAINTAINED TO LEGAL AND COMPLIANCE DEPARTMENT.

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Signature                                                  Date
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Legal and Compliance Department        Employee's Department Head
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  [ ] Confirmed                          [ ] Confirmed
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Signature                              Signature
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Print Name                             Print Name
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Date                                   Date
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         ------ Followings are for Legal and Compliance Dept. use ----

                                                         (Confirmed)
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Account No.
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Date of Account                                            Date:
   Opened
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